Exhibit 10.2

CONFIDENTIAL TREATMENT REQUESTED

BY DIAMEDICA THERAPEUTICS INC.

PURSUANT TO 17 C.F.R. SECTION 200.83

OPTION AGREEMENT

This Agreement dated as of the ● day of ●, ●,

BETWEEN:

DIAMEDICA THERAPEUTICS INC.

a corporation incorporated under the laws of Canada,

(hereinafter called the “Corporation”),

OF THE FIRST PART,

- and -

●,

of the • of ●, in the ● of ●,

(hereinafter called the “Participant”),

OF THE SECOND PART.

WHEREAS the Corporation has entered into an amended and restated stock option plan dated December 21, 2017 (the “Plan”);

AND WHEREAS terms not otherwise defined herein shall have the meaning set forth in the Plan;

WHEREAS the Participant is a bona fide Senior Officer, Director, Employee, Management Company Employee or Consultant of the Corporation or any subsidiary of the Corporation;

AND WHEREAS the Corporation desires to grant to the Participant an option to purchase Common Shares of the Corporation (the “Shares”) on the terms and conditions hereinafter set forth;

NOW THEREFORE THIS AGREEMENT WITNESSETH that the parties hereto agree as follows:

1.

The Corporation hereby grants to the Participant an irrevocable, non-assignable and nontransferable option (the “Option”) to purchase all or any part of ● Shares at a price of $● per Share subject to the terms and conditions set forth herein.

2.

The Option expires and terminates at 5:00 p.m. (Central Time) on the day (the “Expiry Date”) that is the earlier of (i) the • anniversary of the date hereof and (ii) the dates determined by Sections 6 and 7 below.

3.	The Shares optioned under this Agreement shall vest as follows:

● quarterly over ● quarters

4.

Except as provided in Sections 6 and 7 below, and subject to paragraph 14 below, the Option may only be exercised while the Participant is a Director, Senior Officer, Employee, Management Company Employee, or Consultant of the Corporation or any subsidiary of the Corporation. The Participant (or his legal representative) may exercise the Option by delivering to the Corporation, at the principal office of its U.S. subsidiary, DiaMedica USA, in Minneapolis, Minnesota:

(a)	a written notice expressing the intention to exercise the Option and specifying the number of Shares in respect of which the Option is exercised;

CONFIDENTIAL TREATMENT REQUESTED

BY DIAMEDICA THERAPEUTICS INC.

PURSUANT TO 17 C.F.R. SECTION 200.83

(b)	a cash payment, check, or bank draft, representing the full purchase price of the Shares in respect of which the Option is exercised; and

(c)

in the event the Option is exercised in accordance with this Agreement by person(s) other than the Participant, proof satisfactory to the Corporation of the right of such person(s) to exercise the Option.

5.

Upon the exercise of the Option as aforesaid, the Corporation shall employ its reasonable efforts to forthwith deliver, or cause the registrar and transfer agent of the Shares to deliver, to the Participant (or his legal representative) or to the order thereof, a certificate representing, or if held in non-certificated form evidence of, the aggregate number of fully paid and non-assessable Shares as the Participant (or his legal representative) shall have then paid for.

6.	(a)

Subject to Subsection 6(b) hereof, if the Participant shall cease to be a Director, Senior Officer, Employee, Management Company Employee or Consultant of the Corporation or any subsidiary of the Corporation for any reason other than death or permanent disability, the Option granted herein will terminate at 5:00 p.m. (Central Time) on the earlier of the (i) one hundred and twentieth (120th) day after the date the Participant ceases to be a Director, Senior Officer, Employee, Management Company Employee or Consultant of the Corporation or any subsidiary of the Corporation and (ii) the ● anniversary of the date hereof.

(b)

If the Participant is engaged in Investor Relations Activities on behalf of the Corporation or any subsidiary of the Corporation and ceases to be retained as a Consultant engaged in Investor Relations Activities for the Corporation or any subsidiary of the Corporation for any reason other than death or permanent disability, his Option will terminate at 5:00 p.m. (Central Time) on the earlier of the (i) thirtieth (30th) day after the date the Participant ceases to be a Consultant engaged in Investor Relations Activities on behalf of the Corporation or any subsidiary of the Corporation and (ii) the anniversary of the date hereof.

7.

In the event of the death or permanent disability of the Participant, the Option shall be exercisable until 5:00 p.m. (Central Time) on the day that is the earlier of (i) twelve (12) months after the date of death or permanent disability of the Participant and (ii) the ● anniversary of the date hereof, and then, in the event of death or permanent disability, only:

(a)	by the person or persons to whom the Participant’s rights under the Option shall pass by the Participant’s will or applicable law; and

(b)	to the extent that the Participant was entitled to exercise the Option as at the date of the Participant’s death or permanent disability.

8.

The Participant acknowledges and agrees that neither the selection of the Participant as a Participant under the Plan nor the granting of the Option hereunder shall confer upon the Participant any right to continue as a Director, Senior Officer, Employee, Management Company Employee or Consultant of the Corporation or any subsidiary of the Corporation, as the case may be. The Participant further acknowledges and agrees that this Agreement and the Option granted hereby shall in no way constitute the basis for a claim for damages by the Participant against the Corporation or any subsidiary of the Corporation in the event of the termination of the employment (or other contractual relationship) of the Participant with the Corporation or any subsidiary of the Corporation for any reason whatsoever, including the Participant’s wrongful dismissal, and the Participant hereby releases and forever discharges the Corporation or any subsidiary of the Corporation from all claims and rights of action for damages whatsoever based upon or arising out of this Agreement and the Option.

9.

The Participant shall not have any of the rights or privileges of a shareholder of the Corporation in respect of any Shares issuable upon exercise of the Option until such Shares have been paid for in full and issued to the Participant in accordance with the terms of this Agreement.

CONFIDENTIAL TREATMENT REQUESTED

BY DIAMEDICA THERAPEUTICS INC.

PURSUANT TO 17 C.F.R. SECTION 200.83

10.

The number of Shares deliverable upon the exercise of the Option shall be increased or decreased proportionately in the event of the subdivision or consolidation of the outstanding Shares of the Corporation prior to the Expiry Date, without any change in the total price applicable to the unexercised portion of the Option. In case the Corporation is reorganized or merged or consolidated or amalgamated with another corporation, appropriate provisions shall be made for the continuance of the Option and to prevent its dilution or enlargement. Adjustments under this Section 10 shall be made by the board of directors of the Corporation (or by such committee or persons as may be delegated such authority by the board of directors of the Corporation), whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. No fractional Shares shall be issued on any such adjustment.

11.

The Option and all benefits and rights accruing to the Participant hereunder shall not be transferable or assignable unless specifically provided herein. During the lifetime of the Participant the Option granted hereunder may only be exercised by the Participant as herein provided and in the event of death of the Participant, by the person or persons to whom the Participant’s rights under the Option pass by the Participant’s will or applicable law in accordance with Section 7 above.

12.	The Corporation shall at all times ensure that the number of Shares it is authorized to issue shall be sufficient to satisfy the requirements of this Agreement.

13.

The obligation of the Corporation to issue and deliver Shares on the exercise of the Option in accordance with the terms and conditions of this Agreement is subject to applicable securities legislation and to the receipt of any approvals that may be required from any regulatory authority including any stock exchange having jurisdiction over the securities of the Corporation. If Shares cannot be issued to the Participant upon the exercise of the Option for any reason whatsoever, the obligation of the Corporation to issue such Shares shall terminate and any funds paid to the Corporation in connection with the exercise of the Option will be returned to the Participant as soon as practicable.

14.	All Shares issued upon the exercise of the Option must be legended with a four (4) month hold period from the date that the options are granted. The legend must state the following:

“Without prior written approval of the TSX Venture Exchange and compliance with all applicable securities legislation, the securities represented by this certificate may not be sold, transferred, hypothecated or otherwise traded on or through the facilities of the TSX Venture Exchange or otherwise in Canada or to or for the benefit of a Canadian resident until [•]”

15.

The Corporation or an subsidiary of the Corporation may take such steps as are considered necessary or appropriate for the withholding and/or remittance of any taxes which the Corporation or any subsidiary of the Corporation is required by any law or regulation of any governmental authority whatsoever to withhold and/or remit in connection with any Option or Option exercise including, without limiting the generality of the foregoing, the withholding and/or remitting of all or any portion of any payment or the withholding of the issue of Shares to be issued upon the exercise of any portion of any payment or the withholding of the issue of Shares to be issued upon the exercise of any Option until such time as the Optionee has paid to the Corporation or any subsidiary of the Corporation (in addition to the exercise price payable for the exercise of the Options) the amount which the Corporation or subsidiary of the Corporation reasonably determines is required to be withheld and/or remitted with respect to such taxes.

16.	The Participant acknowledges that the Participant has read and understands this Agreement.

17.	Time shall be of the essence of this Agreement.

18.

Any notice required to be given by this Agreement shall be in writing and shall be given by registered mail, postage prepaid or delivered by courier or by facsimile transmission addressed, if to the Corporation, at the address of its U.S. subsidiary, DiaMedica USA, in Minneapolis, Minnesota, (being currently Two Carlson Parkway, Suite 260, Minneapolis, Minnesota 55447, USA), Attention: President; or if to the Participant at their last known address.

19.	This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia, and the federal laws of Canada applicable therein.

20.

This Agreement may be executed in several parts in the same form and the parts as so executed shall together constitute one original agreement, and the parts, if more than one, shall be read together and construed as if all the signing parties hereto had executed one copy of this agreement.

CONFIDENTIAL TREATMENT REQUESTED

BY DIAMEDICA THERAPEUTICS INC.

PURSUANT TO 17 C.F.R. SECTION 200.83

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date and year first above written.

DIAMEDICA THERAPEUTICS INC.

Per:

SIGNED, SEALED, AND DELIVERED

in the presence of:

Witness	Participant

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